Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR IMPLANT SCIENCES CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

Dated:  December 10, 2008                                                                          $5,600,000

For value received, IMPLANT SCIENCES CORPORATION, a corporation organized under the laws of the Commonwealth of Massachusetts (the “Maker” or the “Company”), hereby promises to pay to the order of DMRJ GROUP, LLC, a Delaware limited liability company, with an address at 152 West 57th Street, 4th Floor, New York, NY 10019 (together with its successors, representatives, and assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of Five Million Six Hundred Thousand Dollars ($5,600,000) hereunder, together with interest and all other obligations outstanding hereunder.

All payments under or pursuant to this Senior Secured Convertible Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A.  The outstanding principal balance of this Note shall be due and payable on December 10, 2009 (the “Maturity Date”) or at such earlier time as provided herein.

ARTICLE I

Section 1.1                                Purchase Agreement.  This Note has been executed and delivered pursuant to the Note and Warrant Purchase Agreement, bearing even date herewith (the “Purchase Agreement”), by and between the Maker and the Holder (as an Investor).  Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

Section 1.2                                Interest.  Interest on the original principal amount of this Note in the amount of $616,000 calculated at the rate of eleven percent (11%) per annum for the period commencing on the date hereof through the scheduled Maturity Date on an unconditional, non-refundable, original issue discount basis shall be paid in full on the date hereof.  Furthermore, upon the occurrence of an Event of Default (as defined below) described in Sections 2.1(a), (h) or (i), the Maker will pay interest to the Holder, payable on demand, additional default rate interest at a rate equal to the lesser of two and one half percent (2.5%) per month (prorated for partial months) and the maximum applicable legal rate per annum, computed on the basis of a

360-day year of twelve (12) thirty-day months on the outstanding principal balance of the Note and on all unpaid interest from the date of the Event of Default.

Section 1.3                                Payment of Principal; Prepayment.  The principal amount shall be paid as follows: (a) the principal amount of One Million Dollars ($1,000,000) shall due and payable on December 24, 2008 hereof, (b) upon the release to Maker of any funds (the amount of such funds, the “Escrow Release Funds”) held in escrow in connection with the sale of Accurel Systems International Corp. to Evans Analytical Group, LLC, the lesser of (i) the principal amount of One Million Dollars ($1,000,000) or (ii) the principal amount of the Escrow Release Funds shall be immediately due and payable; and (c) the remaining principal balance plus all outstanding interest and all other amounts due and owing hereunder shall be paid in full on the Maturity Date.  Notwithstanding the foregoing, the principal balance hereunder and all other amounts may be payable in full at such earlier time upon acceleration of this Note in accordance with the terms hereof.  Any amount of principal repaid hereunder may not be reborrowed.  The Maker may prepay all or any portion of the principal amount of this Note in an amount equal to the sum of (i) 100% of the amount of the principal prepayment, and (ii) all outstanding interest and all other amounts due and owing hereunder, upon not less than three (3) Business Days prior written notice to the Holder, without other penalty or premium.  This Note is further subject to mandatory prepayment at the option of the Holder as set forth in Article 4 hereof.

Section 1.4                                Security Documents.  The obligations of the Maker hereunder are secured by a continuing security interest in substantially all of the assets of the Maker pursuant to the terms of a Security Agreement bearing even date herewith by and between the Maker and the Holder and other collateral documents.

Section 1.5                                Payment on Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment shall be due on the next succeeding Business Day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.6                                Transfer.  This Note may be transferred or sold, and may also be pledged, hypothecated or otherwise granted as security, by the Holder; provided, however, that any transfer or sale of this Note must be in compliance with any applicable securities laws.

Section 1.7                                Replacement.  Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

Section 1.8                                Use of Proceeds.  The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1                                Events of Default.  The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)           any failure to make any payment of the principal amount, interest or any other monetary obligation under this Note, as and when the same shall be due and payable (whether on the Maturity Date or by acceleration or otherwise); or

(b)           the Maker shall fail to observe or perform any other condition, covenant or agreement contained in this Note and such failure continues for a period of ten (10) days after the earlier of (i) the date on which such failure first becomes known to any officer of the Maker or (ii) notice thereof is given to the Maker by Holder; or

(c)           the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the OTC Bulletin Board, the Nasdaq Capital Markets, the Nasdaq Global Market, the Nasdaq Global Select Market, The New York Stock Exchange, Inc. or the NYSE Alternext Exchange for a period of five (5) consecutive Trading Days, such a suspension to only constitute an Event of Default if the Holder provides the Maker written notification that it deems such suspension to be an Event of Default; or

(d)           the Maker shall default in the performance or observance of any undertaking, covenant, condition or agreement contained in Sections 3.5, 3.6, 3.12, 3.13, 3.15, 3.16, 3.19, 3.20, 3.22, 3.24, 3.30, and 3.31 of the Purchase Agreement;  or

(e)           the Maker shall default in the performance or observance of any undertaking, covenant, condition or agreement contained in the Purchase Agreement (other than Sections 3.5, 3.6, 3.12, 3.13, 3.15, 3.16, 3.19, 3.20, 3.22, 3.24, 3.30, and 3.31 of the Purchase Agreement) or any other Transaction Document and such failure continues for a period of ten (10) days after the earlier of (i) the date on which such failure first becomes known to any officer of the Maker or (ii) notice thereof is given to the Maker by Holder;  or

(f)           any representation or warranty made by the Maker herein or in the Purchase Agreement or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

(g)           (A) a default in any payment of any amount or amounts of principal of or interest on any Indebtedness of the Maker (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of $50,000 or (B) a default in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit, after any applicable grace period, the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

(h)           the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(i)           a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Maker or of all or any substantial part of Maker’s assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

(j)           a judgment or judgments in the aggregate amount exceeding $50,000 is/are entered against the Maker and not dismissed or discharged within twenty (20) days following the entry thereof; or

(k)           the Maker shall cease to actively conduct its business operations for a period of five (5) consecutive Business Days other than in connection with temporary shutdown during the last two weeks of December 2008; or

(l)           any material portion of the properties or assets of the Maker is seized by any governmental authority; or

(m)           the Maker is indicted for the commission of any criminal activity.

Section 2.2                                Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Holder may at any time at its option (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, plus fees and expenses, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default described in Sections 2.1 (h) or (i) above, the outstanding principal balance and accrued interest hereunder, plus fees and expenses, shall be immediately and automatically due and payable, and/or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the Security Agreement or other Transaction Document or applicable law.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.  Upon and after an Event of Default of the type described in Sections 2.1(a), (h) or (i), this Note shall bear interest at the default rate set forth in Section 1.2 hereof.

ARTICLE III

CONVERSION; ANTIDILUTION

Section 3.1                                Conversion Option.  At any time and from time to time on or after the Issuance Date (as defined below), this Note shall be convertible (in whole or in part), at the option of the Holder (the “Conversion Option”), into such number of fully paid and non-assessable shares of Common Stock (the “Conversion Rate”) as is determined by dividing (x) that portion of the outstanding principal balance plus any accrued but unpaid interest under this Note as of such date that the Holder elects to convert by (y) the Conversion Price (as defined in Section 3.2 hereof) then in effect on the date on which the Holder delivers a notice of conversion (the “Conversion Notice”), duly executed, to the Company (the “Voluntary Conversion Date”), provided, however, that the Conversion Price shall be subject to adjustment as described in Section 3.6 below.  The Holder shall deliver this Note to the Company at the address designated in the Purchase Agreement at such time that this Note is fully converted.  With respect to partial conversions of this Note, the Company shall keep written records of the amount of this Note converted as of each Conversion Date.

Section 3.2                                Conversion Price.  The term “Conversion Price” shall mean twenty six cents ($0.26), calculated as the 10 day weighted average closing price of the Maker’s Common Stock prior to the closing, subject to adjustment under Section 3.6 hereof (the “Set Price”).

Section 3.3	Mechanics of Conversion.

(a)           Not later than three (3) Trading Days after any Conversion Date, the Company or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the Holder or its affiliates, for the number of shares of Common Stock to which the Holder shall be entitled.  In the alternative, not later than three (3) Trading Days after any Conversion Date, the Company or its designated transfer agent, as applicable, shall deliver to the applicable Holder by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 5.1 of the Purchase Agreement)

representing the number of shares of Common Stock being acquired upon the conversion of this Note (the “Delivery Date”).  Notwithstanding the foregoing to the contrary, the Company or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder’s behalf via DWAC (or certificates free of restrictive legends) if such conversion is in connection with a sale and the Holder has complied with the applicable prospectus delivery requirements (as evidenced by documentation furnished to and reasonably satisfactory to the Company) or such shares may be sold pursuant to Rule 144 or other exemption under the Securities Act.  If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.3(b) and (c) shall be payable through the date notice of rescission is given to the Company.

(b)           The Company understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder.  If the Company fails to deliver to the Holder such shares via DWAC (or, if applicable, certificates) by the Delivery Date, the Company shall pay to such Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered via DWAC or certificates are delivered (if applicable), together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) 2% of the aggregate principal amount of the Notes requested to be converted for each Trading Day and (B) $2,000 per day (which amount shall be paid as liquidated damages and not as a penalty).  Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).  Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Company shall only be obligated to pay the liquidated damages accrued in accordance with this Section 3.3(b) through the date the Conversion Notice is withdrawn.

(c)           In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit via DWAC or transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note (the “Conversion Shares”) on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of this Note which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of this Note that the Company was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

Section 3.4                                Ownership Cap and Certain Conversion Restrictions. Notwithstanding anything to the contrary set forth in Section 3 of this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Holder providing the Company with 61 days’ prior written notice that the Holder would like to waive Section 3.4 of this Note with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4 shall be of no force or effect with regard to all or a portion of the Note referenced in the waiver notice.

Section 3.5                                Trading Market Regulation.  The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise, as applicable, of the Notes and Warrants in the aggregate without breaching the Company’s obligations under the rules or regulations of any applicable Trading Market, except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of such Trading Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.

Section 3.6                                Adjustment of Conversion Price.

(a)           Until the Note has been paid in full or converted in full, the Set Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.6(a)(i) hereof):

(i)           Adjustment for Stock Dividends, Subdivisions and Combinations.  If at any time the Company shall:

(1)           set a record date or take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(2)           subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(3)           combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of Conversion Shares immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Note may be converted immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event (without giving effect to the limitations on exercise set forth in Section 3.4 hereof), and (2) the Set Price then in effect shall be adjusted to equal (A) the Set Price then in effect multiplied by the number of shares of Common Stock for which this Note may be converted immediately prior to the adjustment (without giving effect to the limitations on exercise set forth in Section 3.4 hereof) divided by (B) the number of shares of Common Stock for which this Note may be converted immediately after such adjustment (without giving effect to the limitations on exercise set forth in Section 3.4 hereof).

(ii)           Adjustment upon Issuance of shares of Common Stock.  If at any time the Company issues or sells, or in accordance with this Section 3.6(a)(ii) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Set Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Set Price then in effect shall be reduced to an amount equal to the New Issuance Price.  Upon each such adjustment of the Set Price hereunder, the number of Conversion Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Set Price in effect immediately prior to such adjustment by the number of Conversion Shares acquirable upon conversion of this Note immediately prior to such adjustment and dividing the product thereof by the Set Price resulting from such adjustment.  For purposes of determining the adjusted Set Price under this Section 3.6, the following shall be applicable:

(1)           Issuance of Options.  If the Company in any manner grants any options to purchase Common Stock (“Options”), other than Options granted to employees and consultants pursuant to any employee stock benefit, option, purchase or similar plan approved by the Company’s Board of Directors, and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock (“Convertible Securities”) issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 3.6(a)(ii)(1), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Set Price or number of Conversion Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(2)           Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 3.6(a)(ii)(2), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  No further adjustment of the Set Price or number of Conversion Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Note has been or is to be made pursuant to other provisions of this Section 3.6, no further adjustment of the Set Price or number of Conversion Shares shall be made by reason of such issue or sale.

(3)           Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Set Price and the number of Conversion Shares in effect at the time of such increase or decrease shall be adjusted to the Set Price and the number of shares of Common Stock issuable upon conversion of this Note which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 3.6(a)(ii)(3), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Note are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 3.6(a)(ii)(3) shall be made if such adjustment would result in an increase of the Set Price then in effect or a decrease in the number of Conversion Shares.

(4)           Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01.  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the closing sale price of such security on the date of receipt.  If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(iii)           Certain Other Distributions.  If at any time the Company shall set a record date or take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(1)           cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company),

(2)           any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash or Common Stock), or

(3)           any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash or Common Stock), then (1) the number of Conversion Shares may shall be adjusted to equal the product of the number of shares of Common Stock for which this Note may be converted immediately prior to such adjustment (without giving effect to the limitations on exercise set forth in Section 3.4 hereof) multiplied by a fraction (A) the numerator of which shall be the Closing Bid Price of Common Stock at the date of taking such record and (B) the denominator of which shall be such Closing Bid Price minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Company and supported by an opinion from an investment banking firm reasonably acceptable to the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Set Price then in effect shall be adjusted to equal (A) the Set Price then in effect multiplied by the number of shares of Common Stock for which this Note may be converted immediately prior to the adjustment (without giving effect to the limitations on exercise set forth in Section 3.4 hereof) divided by (B) the number of shares of Common Stock for which this Note may be converted immediately after such adjustment (without giving effect to the limitations on exercise set forth in Section 3.4 hereof).  A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 3.6(a) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 3.6(a).

(b)           Other Provisions applicable to Adjustments under this Section.  The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Note may be converted and the Set Price then in effect provided for in this Section 3.6:

(i)           Fractional Interests.  In computing adjustments under this Section 3.6, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

(ii)           When Adjustment Not Required.  If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(c)           Form of Note after Adjustments.  The form of this Note need not be changed because of any adjustments in the Set Price or the number and kind of securities purchasable upon conversion of this Note.

(d)           Escrow of Property.  If after any property becomes distributable pursuant to this Section 3.6 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder converts this Note, such property shall be held in escrow for the Holder by the Company to be distributed to the Holder upon and to the extent that the event actually takes place, upon payment of the then current Set Price.  Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed property shall be returned to the Company.

(e)           No Impairment.  The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment.  In the event the Holder shall elect to convert the Note as provided herein, the Company cannot refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of the Note shall have issued and the Company posts a surety bond for the benefit of the Holder in an amount equal to one hundred fifty percent (150%) of the amount of the Notes, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

(f)           Certificates as to Adjustments.  Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note.  Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(f)           Issue Taxes.  The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(g)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date.

(h)           Reservation of Common Stock.  The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all interest accrued thereon; provided that the number of shares of Common Stock so reserved shall at no time be less than one hundred fifty percent (150%) of the number of shares of Common Stock for which this Note and all interest accrued thereon are at any time convertible.  The Company shall, from time to time in accordance with Delaware law, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company’s obligations under this Section 3.6(h).

(i)           Regulatory Compliance.  If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

ARTICLE IV

PREPAYMENT

Section 4.1                                Prepayment.

(a)           Prepayment Option Upon Major Transaction.  In addition to all other rights of the Holder contained herein, simultaneous with the occurrence of a Major Transaction (as defined below), the Holder shall have the right, at the Holder’s option, to require the Maker to prepay the Note in cash at a price equal to the sum of (i) one hundred percent (100%) of the aggregate principal amount of this Note plus all accrued and unpaid interest (if any), and (ii) all other fees, costs, expenses, liquidated damages or other amounts (if any) owing in respect of this Note and the other Transaction Documents (the “Major Transaction Prepayment Price”); provided, however, in the case of a Major Transaction described in Section 4.1(b)(iv) below, the Major Transaction Prepayment Price shall be equal to the lesser of (x) the amount described in clauses (i) and (ii) of this Section 4.1(a) or (y) 100% of the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of Maker in connection with such Major Transaction after deducting therefrom only reasonable fees, commissions, and expenses related thereto and required to be paid by the Maker in connection with such Major Transaction to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an affiliate of Maker and are properly attributable to such Major Transaction (the “Net Cash Proceeds”).

(b)           “Major Transaction.”  A “Major Transaction” shall be deemed to have occurred at such time as any of the following events:

(i)           the consolidation, merger or other business combination of the Maker with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Maker or (B) a consolidation, merger or other business combination in which holders of the Maker’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities);

(ii)           the sale or transfer of more than fifty percent (50%) of the Maker’s assets (based on the fair market value as determined in good faith by the Maker’s Board of Directors) other than inventory in the ordinary course of business in one or a related series of transactions;

(iii)           closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted; or

(iv)           the issuance by the Maker in one or more related or unrelated transactions of any shares, Options (other than Options granted to employees and consultants pursuant to any employee stock benefit, option, purchase or similar plan approved by the Company’s Board of Directors), warrants (other than the Warrants), interests, participations, or other equivalents (regardless of how designated) of the Maker, whether voting or nonvoting, including Common Stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Commission under the Exchange Act) or any equity contribution in received by the Company, which in the aggregate results in Net Cash Proceeds in excess of $500,000.

(c)           Mechanics of Prepayment at Option of Holder Upon Major Transaction.  No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Maker shall deliver written notice thereof via facsimile and overnight courier (“Notice of Major Transaction”) to the Holder of this Note.  At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), the

Holder of this Note may require the Maker to prepay, effective immediately prior to the consummation of such Major Transaction, the Note by delivering written notice thereof via facsimile and overnight courier (“Notice of Prepayment at Option of the Holder Upon Major Transaction”) to the Maker, which Notice of Prepayment at Option of Holder Upon Major Transaction shall indicate the applicable Major Transaction Prepayment Price, as calculated pursuant to Section 4.1(a) above.

(d)           Payment of Prepayment Price.  Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Major Transaction from the Holder of this Note, the Maker shall immediately notify the Holder of this Note by facsimile of the Maker’s receipt of such Notice(s) of Prepayment at Option of Holder Upon Major Transaction and the Maker shall deliver the Major Transaction Prepayment Price immediately prior to or contemporaneous with the consummation of the Major Transaction.  If the Maker shall fail to prepay the Note submitted for prepayment (other than pursuant to a dispute as to the arithmetic calculation of the Prepayment Price) immediately prior to or contemporaneous with the consummation of the Major Transaction, in addition to any remedy the Holder of this Note may have under this Note and the Purchase Agreement, the Major Transaction Prepayment Price payable in respect of the Note not prepaid shall bear interest at the rate of two and one half percent (2.5%) per month (prorated for partial months) until paid in full.

ARTICLE V

MISCELLANEOUS

Section 5.1                                Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Section 5.2                                Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 5.3                                Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 5.4                                Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).  The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 5.5                                Enforcement Expenses.  The Maker agrees to pay all costs and expenses incurred from time to time by the Holder with respect to any modification, consent or waiver of the provisions of this Note or the Transaction Documents and any enforcement of this Note and the Transaction Documents, including, without limitation, reasonable attorneys’ fees and expenses.

Section 5.6                                Amendments.

(a)           This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

(b)           To the extent that amendments to this Note are required in connection with the filing of a listing application with the American Stock Exchange in connection with the transactions contemplated hereby, the Maker and the Holder shall cooperate in good faith to reach mutually acceptable resolutions with regard to such amendments, without penalty; provided that the Holder has, in its sole discretion, determined such amendments to be advisable.

Section 5.7                                Compliance with Securities Laws.

(a)           The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note except in accordance with applicable law.

(b)           The Holder is an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act), and such Holder has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  The Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and it is not a broker-dealer.  The Holder acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Section 5.8                                Consent to Jurisdiction.  Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 3.8 shall affect or limit any right to serve process in any other manner permitted by law.

Section 5.9                                Binding Effect.  This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.  The Maker shall not delegate or transfer this Note or any obligations or undertakings contained in this Note.

Section 5.10                                Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 5.11                                Maker Waivers; Dispute Resolution.

(a)           Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(c)           No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 5.12                                Definitions.  Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement.  For the purposes hereof, the following terms shall have the following meanings:

“Business Day” (whether or not capitalized) shall mean any day banking transactions can be conducted in New York City, NY, USA and does not include any day which is a federal or state holiday in such location.

“Closing Bid Price” means, on any particular date (i) the last trading price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national securities exchange on which the Common Stock is then listed, or if there is no such price on such date, then the last trading price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not then listed or traded on a registered national securities exchange or quoted on the OTC Bulletin Board, then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Holder, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Holder and reasonably acceptable to the Maker.

“Common Stock” means shares of common stock, par value $0.10 per share, of the Company.

“Company” means Implant Sciences Corporation, a Massachusetts corporation.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board or a registered national securities exchange, or (b) if the Common Stock is not traded on the OTC Bulletin Board or a registered national securities exchange, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Trading Market” means the Over the Counter Bulletin Board, the New York Stock Exchange, the NYSE Alternext Exchange, the Nasdaq Capital Markets, the Nasdaq Global Markets or the Nasdaq Global Select Market.

“Transaction Documents” means this Note, the Purchase Agreement, the Security Agreement, and all other security documents or related agreements now or hereafter entered into in connection with and/or as security for this Note and all amendments and supplements thereto and replacements thereof and any other Transaction Document (as that term is defined in the Purchase Agreement).

[Signature appears on following page]

IN WITNESS WHEREOF, each Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

IMPLANT SCIENCES CORPORATION

By:           /s/ Phillip C. Thomas_________________
Name: Phillip C. Thomas
Title: President

[SIGNATURE PAGE TO SENIOR SECURED
CONVERTIBLE PROMISSORY NOTE]
S-1

EXHIBIT A

WIRE INSTRUCTIONS

Wire instructions for DMRJ Group, LLC

Bank:

ABA#:

Account Name:

Account Number:

EXHIBIT B

FORM OF

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into shares of Common Stock of Implant Sciences Corporation (the “Maker”) according to the conditions hereof, as of the date written below.

Date of Conversion _________________________________________________________

Applicable Conversion Price __________________________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _________________________

Signature___________________________________________________________________

[Name]

Address:__________________________________________________________________

_______________________________________________________________________